Conyers Dill & Pearman (Cayman) Limited
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Conyers Dill & Pearman

19 September, 2013

Matter No.: 704697
Doc Ref: 3876449
Direct Line: (345) 814 7761
Email: olivaire.watler@conyersdill.com

Atlas Financial Holdings, Inc.
150 N.W. Point Boulevard
Elk Grove Village
Illinois 60007
United States of America

Attn. Mr. Scott Wollney,
President, Chief Executive Officer and Director

Dear Sirs,

Atlas Financial Holdings, Inc. (the "Company")

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form S-1, as may be amended, filed with the U.S. Securities and Exchange Commission (the "**Commission**") on 19 September 2013 (the "**Registration Statement**", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "**Securities Act**") of 1,262,471 Ordinary Shares, par value US$0.003 each (the "**KAI Shares**") which are being offered by Kingsway America Inc. on behalf of itself and its subsidiaries Universal Casualty Company and Mendota Insurance Company (together, the "**Selling Shareholder**"). The Company has filed with the Commission (i) a preliminary prospectus dated 19 September 2013 of the Company in respect of the offering of the KAI Shares (the "**Prospectus**"); and (ii) the Registration Statement with respect to the offering of the KAI Shares;

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement and the Prospectus.

In addition we have examined and relied on copies of the following documents:

(1) the Memorandum and Articles of Association of the Company;

(2) written resolutions of the board of directors of the Company passed 18 September 2013 (the "**Resolutions**");

(3) the register of ordinary shares of the Company certified by the Registrar and Transfer Agent of the Company on 13 September 2013;

(4) the register of restricted common voting shares of the Company certified by registered office of the Company on 19 September 2013;

(4) the certificate of good standing in respect of the Company dated 13 September 2013 (the "**Certificate Date**") issued by the Cayman Islands Registrar of Companies;

and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Prospectus and other documents reviewed by us; (c) that the resolutions contained in the Resolutions were passed remain in full force and effect and have not been rescinded or amended; (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (e) the validity and binding effect under the laws of the United States of America of the Prospectus and that the Prospectus will be or has been duly filed with and declared effective by the Commission; and (f) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Prospectus and the offering of the KAI Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the KAI Shares have been duly authorized and, upon the automatic conversion of the 1,262,471 restricted common voting shares held by the Selling Shareholder to KAI Shares pursuant to Article 10.5(f) of the Company's Articles of Association, will be validly issued, fully paid and non assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

Conyers Dill & Pearman (Cayman) Limited